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                           ADVANTUS SERIES FUND, INC.

                             ARTICLES OF CORRECTION
               FILED PURSUANT TO MINNESOTA STATUTES, SECTION 5.16,
                                       TO
                       RESTATED ARTICLES OF INCORPORATION


     These Articles of Correction are being filed pursuant to Minnesota Statutes, Section 5.16. Pursuant to Subdivision 2 of said Section 5.16, the undersigned hereby states as follows:

     1. The entity which filed the instrument to be corrected is ADVANTUS Series Fund, Inc. (the "Company").

     2. The instrument to be corrected is the Company's Restated Articles of Incorporation, which were filed with the secretary of state on April 23, 1999.

     3. The error to be corrected is the inadvertent omission from Article X of such Restated Articles of Incorporation of a paragraph previously added to the Company's articles of incorporation by means of an amendment filed with the secretary of state on May 24, 1991.

     4. The text of said Article X is hereby corrected to read in its entirety as follows:

                  "The duration of the Corporation shall be perpetual.

                  "To the fullest extent permitted by Minnesota Statutes, Chapter 302A, as the same exists or may hereafter be amended (except as prohibited by the Investment Company Act of 1940, as amended), a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director."

     As required by Minnesota Statutes, Section 5.16, Subdivision 1, these Articles of Correction have been signed on behalf of the Company by an authorized person. The instrument referred to in paragraph 2 above, as corrected by these Articles of Correction, shall be deemed to have been filed on the date the original instrument was filed to the extent provided in Minnesota Statutes,
Section 5.16, Subdivision 4.


January  5, 2000.                                    ADVANTUS SERIES FUND, INC.


                                       By:/s/ Michael J. Radmer
                                              Michael J. Radmer, Secretary